UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012

Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 249-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 20, 2012, the Management Development and Compensation Committee of Gardner Denver, Inc. (the “Company”) approved updated forms of restricted stock unit (“RSU”), nonqualified stock option, and long-term cash bonus award agreements which are generally consistent with prior forms of those agreements but make certain changes, including those described below. The RSU agreement: (1) provides that the award is forfeited on termination for “cause” and that vesting continues on retirement (at age 55 and 5 years service), (2) modifies the timing of settlement of the award and (3) updates the forfeiture provisions to include breach of the agreement or specified misconduct. The nonqualified stock option agreement: (1) clarifies generally that optionees have 90 days to exercise previously vested options following termination of employment (except for “cause”), vesting continues on retirement and changes the time to exercise on disability; (2) adjusts exercise mechanics and (3) adds a forfeiture provision relating to arbitration, termination for cause, breach of the agreement and specified misconduct. The long-term cash bonus award agreement was updated to, among other things, include arbitration and retirement provisions. This summary does not purport to be complete and is qualified by reference to the text of the agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Form 8-K, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Gardner Denver, Inc. Restricted Stock Unit Agreement.

10.2	Form of Gardner Denver, Inc. Nonqualified Stock Option Agreement.

10.3	Form of Gardner Denver, Inc. Long-Term Cash Bonus Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDNER DENVER, INC.

Date: February 24, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Gardner Denver, Inc. Restricted Stock Unit Agreement.

10.2	Form of Gardner Denver, Inc. Nonqualified Stock Option Agreement.

10.3	Form of Gardner Denver, Inc. Long-Term Cash Bonus Award Agreement.